UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2015

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On June 8, 2015, Cherokee Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the Securities and Exchange Commission on April 29, 2015. As of April 9, 2015, the record date for the Meeting, there were 8,561,344 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Meeting.  A total of 7,686,051 shares, which constituted a quorum, were present or represented at the Meeting. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Meeting:

1.             The Company’s stockholders elected the following six persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2016 or until his respective successor is duly elected and qualified, by the votes indicated below:

Name	Votes For	Votes Withheld	Broker Non-Votes

Timothy Ewing	5,822,414	119,359	1,744,278
Robert Galvin	5,793,409	148,364	1,744,278
Keith Hull	5,793,409	148,364	1,744,278
Jess Ravich	5,830,514	111,259	1,744,278
Henry Stupp	5,828,588	113,185	1,744,278
Frank Tworecke	5,781,839	159,934	1,744,278

2.             The Company’s stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016, by the vote indicated below:

For	Against	Abstain	Broker Non-Votes

7,659,909	9,752	16,390	n/a

3.             The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation, by the vote indicated below:

For	Against	Abstain	Broker Non-Votes

5,823,859	103,367	14,547	1,744,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

June 11, 2015	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer